UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 7, 2007

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2007, FiberNet Telecom Group, Inc. (the “Company”), its subsidiaries, CapitalSource Finance LLC, as agent and lender, and CapitalSource CF LLC, as lender, entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”), which amends and restates the existing credit agreement, dated March 21, 2007, among the parties. Pursuant to the terms of the Amended Credit Agreement, the parties agreed to increase available credit from $25.0 million to $30.0 million through the addition of a $5.0 million Term C Loan. The Term C Loan bears interest at floating rates, depending on the type of borrowing and based on either a Prime Rate or LIBOR Rate, as such terms are defined under the Amended Credit Agreement. The applicable margin based upon a LIBOR Rate is 4.50%, and the applicable margin based on a Prime Rate is 3.25%. The Term C Loan is repayable in equal quarterly installments of 3.75% of the principal amount commencing in April 2010, with the entire credit facility maturing in March 2012. The proceeds of the Term C Loan are to be used solely for purposes of effectuating the Company’s recently announced stock repurchase program. In addition, the parties adjusted certain of the financial covenants, all as set forth in the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The remaining terms of the existing credit agreement which was amended, and has been restated in its entirety, by the Amended Credit Agreement are identified in the Company’s Current Report on Form 8-K, dated March 21, 2007 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Amended Credit Agreement is hereby incorporated by reference.

Item 8.01	Other Events.

The Board of Directors of the Company has approved the implementation of a common stock repurchase program, and on November 7, 2007 the Company executed the Amended Credit Agreement to provide funds, along with cash flow from operations, to effectuate the stock repurchase program for the purchase of up to $5.0 million of the Company’s common stock. The Company currently has 7,640,597 shares of common stock outstanding. Repurchases may be made from time to time until December 31, 2008 through open market purchases, privately negotiated transactions, block trades or otherwise. Repurchases are subject to the availability of stock, prevailing market conditions, the trading price and volume of the stock and the Company’s financial performance. The repurchase program does not obligate the Company to acquire any specific number of shares and may be modified or discontinued at any time and without notice. Any shares repurchased in the program will be canceled. All purchases will be made in accordance with all applicable rules and regulations, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934. The full text of the press release dated November 8, 2007 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Amended and Restated Credit Agreement, dated as of November 7, 2007, by and between FiberNet Telecom Group, Inc., its Subsidiaries, CapitalSource Finance LLC, as Agent and Lender, and the Lenders from time to time party thereto

99.2	Press Release dated November 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

	By:	/s/ Charles S. Wiesenhart Jr.
	Name:	Charles S. Wiesenhart Jr.
	Title:	Vice President—Finance and
Chief Financial Officer

Date: November 8, 2007